UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Agreement.

On September 30, 2014, Orthofix International N.V. (the “Company”), Orthofix Holdings, Inc. (“Holdings”) and certain wholly owned subsidiaries of Holdings (together with the Company and Holdings, the “Credit Parties”), and certain required lender parties thereto, entered into a Limited Waiver (the “Limited Waiver”) pursuant to the Credit Agreement, dated as of August 30, 2010, as amended, among the Credit Parties and the Lenders (the “Credit Agreement”). The Limited Waiver was entered into in connection with the previously disclosed delayed filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (the “2014 Second Quarter Form 10-Q”), as well as the previously disclosed anticipated financial restatement.

Under the Limited Waiver, the lenders under the Credit Agreement (the “Lenders”) have collectively waived requirements under the Credit Agreement that the Credit Parties deliver quarterly financial statements of the Company and its subsidiaries with respect to each of the fiscal quarters ending on June 30, 2014 and September 30, 2014, and related financial covenant certificates, until the earlier of (i) January 15, 2015 or (ii) the date that is one day after such financial statements, in each case, are publicly filed or released. In addition, the Limited Waiver provides that the Company’s restatement of financial statements shall not constitute a default or event of default provided that within one business day after the public release or filing of such restated financial statements, the Company delivers corrected financial statements and compliance certificates with respect to such restated periods and immediately pays any additional interest and other fees that would have been owed had applicable interest and fees originally been calculated based on the restated financial statements. The Company does not expect the restatement to trigger any such additional interest or fees with respect to such prior periods.

The foregoing description does not constitute a complete summary of the terms of the Limited Waiver and is qualified in its entirety by reference to the full text of the Limited Waiver, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, the Company, through its subsidiary Orthofix Inc., entered into Amendment No. 1 to Employment Agreement with Doug Rice, the Company’s Interim Chief Financial Officer (the “Amendment”). The Amendment amends the employment agreement that was entered into with Mr. Rice on September 4, 2014, which was described in and filed with the Company’s Current Report on Form 8-K dated September 8, 2014.

The Amendment memorializes that Mr. Rice has been appointed to the position of Interim Chief Financial Officer as of September 27, 2014. The Amendment provides that during his time serving as Interim Chief Financial Officer, Mr. Rice’s annual base salary shall be increased to $325,000, and he shall be provided with an additional bonus opportunity as set forth in the Amendment. The Amendment also provides that Mr. Rice will receive a grant of 6,000 shares of restricted common stock in connection with his appointment as Interim Chief Financial Officer.

The foregoing description of the Amendment is a summary of material terms thereof, and is qualified in its entirety by the text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Limited Waiver, entered into on September 30, 2014, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of its wholly owned subsidiaries, and certain lender parties thereto.

10.1	Amendment No. 1 to Employment Agreement, entered into on October 3, 2014, by and between Orthofix Inc. and Doug Rice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: October 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Limited Waiver, entered into on September 30, 2014, by and among Orthofix International N.V., Orthofix Holdings, Inc. and certain of its wholly owned subsidiaries, and certain lender parties thereto.

10.1	Amendment No. 1 to Employment Agreement, entered into on October 3, 2014, by and between Orthofix Inc. and Doug Rice.